PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania 19103-7096




                   Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment Number 19 to the registration statement on Form N1A (the "RegistrationStatement") of our report dated April 24, 1998, relating to the financial statements and financial highlights appearing in the March 31, 1998 Annual Report to Shareholders of Commonwealth Cash Reserve Fund, which is also incorporated by reference into the Registration Statement.




/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Philadelphia, PA
July 28, 1999